Exhibit 23.3

October 26, 2016

OPINION OF SHA HUNG LAW FIRM REGARDING IMPERIAL GARDEN & RESORT, INC.’S
REGISTRATION STATEMENT

Sha Hung Law Firm

Address:11-1 FI. No.108, Sec.l, Nan Chang Road, Taipei, Taiwan
Phone:(886)2-23962975

The United States Securities and Exchange Commission (the “SEC”):

We have acted as Taiwanese counsel in connection with the initial public offering on the date hereof of American Depository Shares (“ADSs”) of Imperial Garden & Resort, Inc., a British Virgin Islands business company (the “Company”), pursuant to the registration statement on Form F-l (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the SEC.

The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement. In our capacity as Taiwanese counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified as conforming to such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For purposes of our opinion, we have not made independent investigation, or audit of all facts set forth in the above-referenced documents.

In addition, we have relied upon statements and representations of the officers and other representatives of the Company and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge and belief.

Our opinion is based upon the civil law and the company act etc. of Taiwan laws and regulations. Such authorities are subject to changes, possibly on a retroactive basis, which may affect the conclusions expressed herein. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein. There can be no assurance that our opinion expressed herein will be accepted by, if challenged, by a court in Taiwan.

We are opining herein as to the effect on the subject transaction only of the laws of Taiwan and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state in the United States.

This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent, which may be granted or withheld in our sole discretion, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of United States federal securities law.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement and to the reference to our name throughout the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Sha Hung Law Firm

/s/ Hung Sha
Hung Sha
Title: Attorney